Exhibit 99.6

September 26, 2024

Premium Nickel Highlights More Assays from Selebi North Underground Including 8.30 Metres of 6.07% CuEq or 2.94% NiEq

View Core Photos Page Here

“These in-fill assay results continue to meet our expectations and confirm both the high grade and scale of our Selebi North resource. Our underground drilling program at Selebi North continues to be an efficient process for both converting the NI 43-101 MRE Inferred resources to Indicated resources, while also increasing the size of the deposit” - CEO, Keith Morrison

Toronto, Ontario—(Newsfile Corp. - September 26, 2024) - Premium Nickel Resources Ltd. (TSXV: PNRL) (“PNRL” or the “Company”) announces more high-grade assay results for a further four holes from drilling at its past-producing nickel-copper-cobalt sulphide (“Ni-Cu-Co”) Selebi North underground (“SNUG”) mine in Botswana. Drill core photos for all highlighted holes released to date, including the holes reported herein, are accessible by Clicking Here and can also be found on the Company’s website at www.premiumnickel.com.

Highlights include:

●	SNUG-24-121 (South Limb): infill drilling targeting re-classification of Inferred to Indicated Resources)

8.30 metres of 6.07% CuEq or 2.94% NiEq (1.86% Cu, 2.04% Ni, 0.10% Co)

●	SNUG-24-126 (South Limb): infill drilling targeting re-classification of Inferred to Indicated Resources)

12.15 metres of 3.97% CuEq or 1.92% NiEq (0.89% Cu, 1.49% Ni, 0.07% Co)

Keith Morrison, CEO of PNRL, commented: “These in-fill assay results continue to meet our expectations and confirm both the high grade and scale of our Selebi North resource. Our underground drilling program at Selebi North continues to be an efficient process for both converting the NI 43-101 MRE Inferred resources to Indicated resources, while also increasing the size of the deposit.”

Assay results are provided below in Table 1 for SNUG-24-111, 119, 121 and 126; hole collar details are provided in Table 2.

True width of mineralization was estimated using the wireframe as part of the Mineral Resource Estimate (see news release dated August 8, 2024). Figures 1 through 3 show the location of the holes relative to the Selebi Mines Mineral Resource Estimate and underground infrastructure.

Table 1: Assay Results Selebi North Deposit

Hole-ID	From (m)	To (m)	[1]Length (m)	[2]Est. True Thickness (m)	Cu (%)	Ni (%)	3Co (%)	Limb	4CuEq (%)	5NiEq (%)
SNUG-24-111	259.65	275.65	16.00	12.5	0.81	1.48	0.07	South	3.86	1.87
Including	259.65	272.20	12.55	9.8	0.71	1.73	0.09	South	4.28	2.07
SNUG-24-111	286.10	294.40	8.30	6.0	1.37	0.25	0.01	South FW	1.88	0.91
Including	287.10	293.10	6.00	4.3	1.65	0.23	0.01	South FW	2.13	1.03
SNUG-24-111	348.10	351.60	3.50	2.5	0.45	1.30	0.06	N2	3.14	1.52
SNUG-24-111	361.40	365.95	4.55	3.2	0.67	0.71	0.04	N2	2.14	1.04
SNUG-24-119	475.05	487.15	12.10	3.3	1.40	1.15	0.07	N2	3.77	1.83
incl.	475.05	479.50	4.45	1.2	1.63	1.94	0.10	N2	5.63	2.73
SNUG-24-119	537.70	549.65	11.95	4.0	1.00	0.36	0.02	FW	1.74	0.85
incl.	537.70	540.35	2.65	0.9	2.58	1.11	0.05	N2	4.87	2.36
SNUG-24-119	588.80	601.65	12.85	4.8	1.18	1.09	0.06	N2	3.43	1.66
SNUG-24-121	400.60	408.90	8.30	8.0	1.86	2.04	0.10	South	6.07	2.94
SNUG-24-126	270.65	282.80	12.15	8.2	0.89	1.49	0.07	South	3.97	1.92
SNUG-24-126	294.85	298.60	3.75	2.5	0.31	1.30	0.06	South	2.99	1.45

1Length refers to drillhole length.

2True thickness is estimated using the Mineral Resource Estimate wireframe.

3Co is not included in the current MRE as cobalt analyses are not consistently available throughout the deposit.

4CuEq was calculated using the formula CuEq=Cu+2.06*Ni

assuming long-term prices of US$10.50/lb Ni and US$4.75/lb Cu nickel and copper recoveries of 72.0% and 92.4% respectively, derived from metallurgical studies which consider a conceptual bulk concentrate scenario.

5NiEq was calculated using the formula NiEq=Ni+0.485*Cu

Table 2: Drill Collar Information Selebi North Deposit

HOLE ID	Mine East	Mine North	Elevation	Dip	Mine Azimuth	Hole Length	Comment
SNUG-24-111	35320.5	84606.5	82.4	-39.8	265.4	398.0	Rig #1 P6 810mL
SNUG-24-119	35365.9	84409.4	81.2	-69.9	238.5	627.7	Rig #2 P5 810mL
SNUG-24-121	35378.3	84424.6	81.3	-73.5	245.5	476.2	Rig #1 P4 810mL
SNUG-24-126	35320.9	84606.5	82.5	-50.0	260.6	449.1	Rig #1 P6 810mL

Drilling and BHEM Continues

As of September 24, 2024, a total of 55,125 metres in one hundred and thirty-eight (138) drillholes have been drilled from eight underground drill bays with three of those drillholes currently in-progress. Drilling totaling 25,141 meters across 53 completed holes, with 3 more in progress, is not included in the MRE. This new drilling is a combination of infill and exploration drilling to follow the extension of the mineralization down dip and down plunge.

New assay results not captured in the MRE will be published as they are received and verified by the Company. Due to the extensive drilling that has intersected mineralization, the Company has released assay results only for the most significant intercepts. The results of these new drill holes will be included in a future Mineral Resource update, with the goal of both expansion and reclassification of the current MRE. It is PNRL’s ambition that these pending results combined with future drilling would support the progression towards a Pre-feasibility Study.

Quality Control

The underground drilling program is being carried out through an agreement with Forage Fusion Drilling Ltd. of Hawkesbury, Ontario, Canada, who have provided three Zinex U-5 drills for purchase and training of local operators. Drill core samples are BQTK (40.7 mm diameter). All samples are ½ core cut by a diamond saw on site. Half of the core is retained for reference purposes. Samples are generally 1.0 to 1.5 metre intervals or less at the discretion of the site geologists. Sample preparation and lab analysis was completed at ALS Chemex in Johannesburg, South Africa. Commercially prepared blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81).

Holes are numbered as follows: SNUG (Selebi North Underground) + year + hole number starting at 013.

BHEM Surveys

The BHEM surveys at Selebi utilize the Crone PEM system operated by local Batswana staff. Survey data is collected using a 3 component fluxgate probe collecting full waveform data. Surveys have been collected using timebases between 50 and 1000ms (0.25 Hz to 5 Hz). The data has been processed to a calculated residual step response to better quantify the conductive sources. This added processing has proven to be invaluable because of the size of the highly conductive mineralized system.

Qualified Person

The scientific and technical content of this news release has been reviewed and approved by Sharon Taylor, Vice President Exploration of the Company, who is a “qualified person” for the purposes of National Instrument 43-101 (“NI 43-101”).

Technical Report

Scientific and technical information relating to the Selebi Mine is supported by the technical report titled “Technical Report, Selebi Mines, Central District, Republic of Botswana”, dated September 20, 2024 (effective date of June 30, 2024) (the “Selebi Mines Technical Report”), and prepared by SLR Consulting (Canada) Ltd. for PNRL. Reference should be made to the full text of the Selebi Mines Technical Report, including the assumptions, limitations and data verification therein relating to the historic data compilation, which was prepared in accordance with NI 43-101 and is available electronically on the Company’s website (www.premiumnickel.com) and on SEDAR+ (www.sedarplus.ca) under PNRL’s issuer profile.

About Premium Nickel Resources Ltd.

PNRL is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana.

PNRL is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PNRL’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

ON BEHALF OF THE BOARD OF DIRECTORS

Keith Morrison

Director and Chief Executive Officer

Premium Nickel Resources Ltd.

For further information about Premium Nickel Resources Ltd., please contact:

Jaclyn Ruptash

Vice President, Communications and Government and Investor Relations

+1 (604) 770-4334

Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to: the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mines as currently contemplated; the ability of exploration activities (including drill results) to accurately predict mineralization; management’s belief that the Selebi and Selebi North deposits may be connected at depth; the timing to release of the remaining assay results; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mines as currently contemplated; the ability of the Company to define mineral resource estimates on the Selebi Mines in accordance with NI 43-101 and/or obtain an updated MRE in respect of the Selebi Mines; the productivity rates for underground drilling at Selebi North; drilling results confirming the legacy fold pattern continues at depth; the effective targeting activities proposed by the Company; the ability to identify mineralization down plunge of existing workings and the ability of such findings to be used to complete a MRE and/or to support further economic studies the ability and timing of advancing the underground drilling program at Selebi North as contemplated (if at all); the ability to expand the resource potential at the Selebi Mine; the results of the drill program on Selebi North and the timing and disclosures of the Company regarding same; the relationships between, and continuity of, the various deposits (if any); the benefits of the Company’s approach to exploration; and the anticipated benefits of the Company’s approach to the resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of metallurgical test results; the ability of exploration results to predict mineralization or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.ca) under PNRL’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.

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Figure 1: Selebi North: Location of Reported Drill Holes with Underground Infrastructure, Historic Resources, Exploration Targets and modeled BHEM plates.

To view an enhanced version of this graphic, please visit:

https://images.newsfilecorp.com/files/7759/224669_4064adef34da1b0d_003full.jpg

2024 Selebi North Indicated Resource
2024 Selebi North Inferred Resource
#4
SHAFT
UNDERGROUND
DEVELOPMENT
P-6
P-4
P-5
SNUG-24-111
SNUG-24-126
SNUG-24-121
SNUG-24-119

Figure 2: Selebi North: Location of Reported Drill Holes with Underground Infrastructure, Historic Resources and Exploration Targets

To view an enhanced version of this graphic, please visit:

https://images.newsfilecorp.com/files/7759/224669_4064adef34da1b0d_004full.jpg

UNDERGROUND
DEVELOPMENT
#4
SHAFT
2024 Selebi North Indicated Resource
2024 Selebi North Inferred Resource
modeled conductors
P-6
P-4
P-5
SNUG-24-111
SNUG-24-121
SNUG-24-126
SNUG-24-119

Figure 3: Detailed view showing location of drillholes reported and mentioned in this release.